UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): October 7, 2026

CEMTREX, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Fell Court Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Delaware
(Former name or former state of incorporation)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CETX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2026, Cemtrex, Inc. (the “Company”) filed a certificate of conversion with the Secretary of State of the State of Delaware and articles of conversion, together with articles of incorporation, with the Secretary of State of the State of Nevada. As a result, the reincorporation of the Company from the State of Delaware to the State of Nevada (the “Nevada Reincorporation”) became effective on October 7, 2026, at 12:01 a.m. Eastern Time (the “Effective Time”).

The Nevada Reincorporation was effected by a statutory conversion pursuant to Section 266 of the General Corporation Law of the State of Delaware and NRS 92A.205, in accordance with a plan of conversion approved by the Company’s board of directors and by the written consent of the holder of a majority of the voting power of the Company’s outstanding capital stock. The Company filed a definitive information statement on Schedule 14C with the Securities and Exchange Commission on September 15, 2026, and mailed that information statement to stockholders on September 17, 2026. The Nevada Reincorporation did not create a new issuer.

At the Effective Time:

■	the Company’s state of incorporation changed from Delaware to Nevada;

■
the Company ceased to be governed by the Delaware General Corporation Law and its Delaware certificate of incorporation and bylaws, and became governed by the Nevada Revised Statutes, the articles of incorporation filed with the Nevada Secretary of State (the “Nevada Articles”), and the bylaws adopted by the board of directors (the “Nevada Bylaws”); and

■
the Company continued as the same corporation, without any change in its business, headquarters, management, employees, assets, liabilities, or material contracts, other than costs related to the Nevada Reincorporation.

At the Effective Time, each outstanding share of common stock, par value $0.001 per share, Series C preferred stock, par value $0.001 per share, and Series 1 preferred stock, par value $0.001 per share, of the Delaware corporation automatically converted into one share of the corresponding class or series of the Nevada corporation. Stockholders are not required to exchange certificates or book-entry positions. Outstanding options, warrants, and other rights to acquire capital stock continue on the same terms and entitle the holder to acquire the same number of shares of the corresponding Nevada security. The Company does not expect a new CUSIP number.

The common stock continues to be listed on The Nasdaq Capital Market under the symbol “CETX.” The Series 1 preferred stock continues to be quoted on the OTC market under the symbol “CETXP.”

Certain rights of stockholders changed as a result of the Nevada Reincorporation, including rights governed by the Nevada Revised Statutes and the exclusive-forum, exculpation, and indemnification provisions of the Nevada Articles and Nevada Bylaws. A description of those changes is set forth in the definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on September 15, 2026, and is incorporated herein by reference.

The foregoing description is qualified in its entirety by the Plan of Conversion, the Nevada Articles, and the Nevada Bylaws, copies of which are filed as Exhibits 2.1, 3.1, and 3.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Plan of Conversion of Cemtrex, Inc.
3.1	Articles of Incorporation of Cemtrex, Inc., a Nevada corporation
3.2	Bylaws of Cemtrex, Inc., a Nevada corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: October 7, 2026	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer